Exhibit 10.1

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), is entered into as of this 16th day of May 2014, by and between WILESS Controls Inc. ("WILS") a Nevada corporation having its principal place of business located at 3450 St-Denis, Suite 202, Montreal, Quebec, H2X 3L3 and CRIO, INC. ("CRIO") a Utah corporation having its principal place of business located at 1386 West 70 South, Lindon, Utah, 84042 and the CRIO Shareholders ("CRIO Shareholders"), as identified on Exhibit "A" attached hereto and made a part hereof. (The CRIO Shareholders and CRIO are collectively referred herein as "Seller" or "Sellers".) Buyer and Seller(s) are sometimes collectively referred to herein as the "Parties" and individually as the "Party."

W I T N E S S E T H:

WHEREAS, CRIO is the owner of certain equipment, interests, licenses and assets comprising those properties primarily located at 1386 West 70 South, Lindon, Utah, 84042 and used in the operation of its cocoa based beverage business; and
WHEREAS, the CRIO Shareholders are the sole owners of the shares in CRIO; and
WHEREAS, the CRIO Shareholders desire to sell, transfer and assign to WILSs, or its permitted assignees, all of their right, title and interest in and to the ownership interests in CRIO comprising the "CRIO Shares of common stock"; and
WHEREAS, the Board of Directors of CRIO and the Board of Directors of WILS deem it in the best interests of each and their respective shareholders to complete the transaction herein contemplated;
NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

1. Acquisition of Crio ownership interests by WILS.

1.01 Acquisition of Crio. On and subject to the terms and conditions of this Agreement, WILS agrees to purchase from the CRIO Shareholders and the CRIO Shareholders agree to sell, transfer, convey and deliver to WILS, all of the CRIO Shareholders' right, title and interest in and to the ownership interests of CRIO ("CRIO Shares of common stock") such that at Closing, WILS shall be vested with ownership of at least 70% of the equity of CRIO such that at Closing, CRIO shall become at least a 70% owned subsidiary of WILS.

1.02 Purchase Price. WILS agrees to purchase or cause to be purchased the CRIO Shares from the CRIO Shareholders at Closing in exchange for a total consideration of a minimum of  seventy eight million seven hundred fifty thousand (78,750,000) and a maximum of a hundred twelve million five hundred thousand (112,500,000) shares of the restricted common stock of WILS ("Securities") which will represent between 67% and 75% of the outstanding shares of WILS after the purchase. The Parties have agreed to keep the total capitalization of the surviving entity to a maximum of 150,000,000 shares with a possible variance of 10% such variance upon approval by all Parties.

1.03 Closing. Subject to the terms and provisions of this Agreement, the Closing of the transactions contemplated by this Agreement will be at 10:00 a.m. at the offices of CRIO at 1386 West 70 South, Lindon, Utah, 84042, on or before, July 14, 2014, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by WILS and CRIO. The date and time at which the Closing takes place is sometimes referred to herein as the "Closing" or "Closing Date."

2. Representations and Warranties of WILS.

WILS represents and warrants to CRIO and the CRIO Shareholders that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

2.01 Organization, Qualification and Corporate Power. WILS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. WILS is duly qualified to conduct business and is in good standing under the laws of the jurisdictions in which it conducts business.  WILS has no provisions in its Articles of Incorporation or By-laws and no voting trusts or other agreements that require anything more than a standard majority (50+%) vote in order to elect directors or to take any other action requiring shareholder approval.
2.02 Authority. WILS has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by WILS hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by WILS and all agreements, instruments, and documents to be executed and delivered by WILS hereunder, the performance by WILS of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of WILS, and no other corporate proceedings of WILS are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by WILS hereunder, have been duly authorized to do so by all necessary actions on the part of WILS. This Agreement constitutes, and each other agreement and instrument to be executed by WILS hereunder, when executed and delivered by WILS, will constitute, the valid and binding obligation of WILS enforceable against it in accordance with its terms.
2.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which WILS is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of WILS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which WILS is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. WILS is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity which has not been given or obtained in order for WILS to consummate the transactions contemplated by this Agreement.
2.04 Representation. WILS represents and warrants that in making the decision to acquire the CRIO Shares, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that WILS and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from CRIO.
2.05 Permits. WILS has in force and effect all Permits required to own and operate its business; all such Permits are in full force and effect; and no violations exist there under. No proceeding is pending and WILS has not received any notice of and has no knowledge of any threatened proceeding relating to the revocation, termination or modification of any Permit affecting the operation and conduct of its business.
2.06 Governmental Approvals. Other than making the necessary filings with the Securities and Exchange Commission, WILS has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by WILS or the consummation by WILS of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the operation or conduct of the business of WILS.
 2.07 Tax Matters. There is no dispute or claim concerning any federal, state or local tax liability either (a) claimed or raised by any authority in writing or (b) as to which WILS, or any of the directors and officers (and employees responsible for tax matters) of WILS or any affiliate of WILS have knowledge. WILS has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis. There are no audits or examinations pending or presently being conducted by any taxing jurisdiction or regulatory authority.
2.08 Litigation and Payables. There is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or, to the best knowledge of WILS, threatened against WILS. WILS has not received any notifications or charges from any federal, state, or local governmental authority involving occupational safety and health or water quality or other environmental matters. WILS has not received any notice that it has been charged with any violation of, or threatened with a charge of a violation of, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (collectively, "Legal Requirements"), which violation might reasonably be expected to have a material adverse affect on the operations or the business of WILS, and to the knowledge of WILS, no third party has been charged with any such violation that might reasonably be expected to have a material adverse affect on the operations or business of WILS.  Except as disclosed on Schedule "D" attached hereto, that there are no accounts payable, notes payable, bonds, or any other liability of any nature, whether liquidated or unliquidated, contingent or non-contingent, known or unknown relating to WILS' business operations prior to Closing.

2.09 Environment, Health and Safety. There are no claims and WILS is not aware of the potential for any claims arising out of environmental issues related to the operation or business of WILS.

2.10 Legal Compliance. WILS has not violated any Legal Requirements and WILS is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws that would have a material effect on the operations or business of WILS.
2.11 Foreign Person. WILS is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 1445 and 7701 (i.e., WILS is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated there under.
2.12 Lease Obligations. With respect to any leases of real property held by WILS all royalties, rentals and other payments due in respect thereof have been timely paid and all other conditions necessary to keep such leases in full force and effect during their term have been fully performed.

2.13 Marketing of Production; Suspended Funds.

(a.) WILS has not received any advance, "take-or-pay," or other similar payments under production sales contracts that will entitle the purchasers to "make-up" or otherwise receive deliveries of products at any time after the Closing Date without paying at such time the full market price there for, nor has WILS received any payments with respect to, or in lieu of or in satisfaction for any take-or-pay obligations of purchasers of WILS's products deliverable under any contracts covering any of the operations or business.

(b.) WILS has not received prior to the Closing Date payments for products which are currently subject to refund.
(c) WILS does not have any contracts that are subject to any (i) dedication under product sales contracts with terms in excess of 31 days, (ii) agreements not terminable without cause on 30 days advance written notice or (iii) calls on, or preferential rights to purchase products there from.
(d) WILS is not, and is not required to be, holding any funds in suspense that are attributable to its operations or business.
2.14 Preferential Rights and Restrictions on Assignment. None of the leases or contracts used in the operations or business of WILS are subject to any preferential rights to purchase or restrictions on assignment, including, but not limited to, requirements for consents from third parties to any assignment.
2.15 Equipment. None of the equipment included in or used in the operations and business of WILS is subject to any royalties, share of production or other such payments. WILS does not lease any equipment under any lease agreements that cannot be terminated with 30 days notice.
2.16 Disclosure. The representations and warranties contained in this this Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 2 not misleading.2.17 Representation. WILS has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors and has had the opportunity to ask questions and receive answers from Crio.

  2.18  No Ongoing Business Operations.  That as of the date of Closing, except as otherwise disclosed on Schedule "E"  attached hereto, WILS will have divested itself, or converted into equity of WILS, all liabilities except for disclosed accounts payables, and will have no ongoing business operations except for the CRIO business operations.

WILS will have disposed of all assets related to the business purpose of bringing solutions to the Machine-to-Machine market (Machine-to-Machine (M2M) refers to technologies that allow both wireless and wired systems to communicate with other devices of the same ability).

WILS will have disposed of all assets related to Montreal Services Company.

3. Representations and Warranties of CRIO Shareholders.

Each CRIO Shareholder acting solely as to that CRIO Shareholders shares only, represents and warrants to WILS that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. All of the representations of this Section 3 are qualified by the attached Disclosure Schedule and attachments thereto set forth as Exhibit "D" attached hereto and made a part hereof.
3.01 Authority. Each of CRIO Shareholder has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by each CRIO Shareholder hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by each  CRIO Shareholder and all agreements, instruments, and documents to be executed and delivered by each  CRIO Shareholder hereunder, the performance by each  CRIO Shareholder of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved. This Agreement constitutes, and each other agreement and instrument to be executed by each  CRIO Shareholder hereunder, when executed and delivered by each  CRIO Shareholder, will constitute, the valid and binding obligation of each CRIO Shareholder enforceable against it in accordance with its terms.
3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which each CRIO Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which each  CRIO Shareholder is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Each CRIO Shareholder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for each  CRIO shareholder and WILS to consummate the transactions contemplated by this Agreement.
3.03 Title. The CRIO Shares are being transferred pursuant to this Agreement to WILS with title warranty, either express or implied, except for acts arising by, through or under each  CRIO Shareholder and except as otherwise provided in this Agreement. The CRIO Shareholders have not received or been notified of any adverse claims against the CRIO Shares, except as disclosed to WILS, and upon the Closing Date, each  CRIO Shareholder will transfer the CRIO Shares free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Any mortgages, security interests, pledges, encumbrances or restrictions on transfer relating to the CRIO Shares held by any Lender of CRIO will be released at Closing.

3.04 Representation. Each  CRIO Shareholder represents and warrants that in making the decision to sell the CRIO Shares and acquire the Securities, it has:
(a) relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that WILS and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from CRIO and from WILS.
(b) Realizes that the Company has incurred substantial losses since its inception and must raise additional funds to support its operations and to launch products essential to its longer-term viability.
(c) Realizes and accepts the personal financial risk attendant to the fact that purchase of the Securities represents a speculative investment involving a high degree of risk, and should not be purchased by any persons not prepared to lose his entire investment.
(d) Can bear the economic risk of an investment in the Securities for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Securities, and can afford to hold the Securities indefinitely.
(e) Realizes that the Securities have not been registered for sale under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws (the "State Laws"), and they may be sold only pursuant to registration under the Act and State Law, or an opinion of counsel that such registration is not required.
(f) Is experienced, sophisticated investor and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Securities and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom such investor intends to use in connection with a decision as to whether to purchase the Securities).
(g) Realizes that there are substantial restrictions on the transfer of the Securities and accordingly, for the foregoing and other reasons, the CRIO Shareholders may not be able to liquidate an investment in such Securities for an indefinite period.

3.05 Investment Intent

The CRIO Shareholders have been advised that the Securities have not been registered under the Act or relevant State Laws but are being offered, and will be offered, and sold pursuant to exemptions from the Act and State Laws, and that the Company's reliance upon such exemptions is predicated in part on the representations of the CRIO Shareholders contained herein. The CRIO Shareholders represent and warrant that the Securities are being purchased for their own account, for long term investment and without the intention of reselling or redistributing the Securities; that the CRIO Shareholders have made no agreement with others regarding any of the Securities; and that the CRIO Shareholders' financial condition is such that it is not likely that it will be necessary for the CRIO Shareholders to dispose of any of the Securities in the foreseeable future. The CRIO Shareholders are aware that the transferability of the Securities is restricted and will be further restricted by a legend placed on the certificate(s) representing the Securities containing substantially the following language:

The securities represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

The CRIO Shareholders further represent and agree that if contrary to the CRIO Shareholders' foregoing intentions, the CRIO Shareholders should later desire to dispose of or transfer any of the Securities in any manner, the CRIO Shareholders shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Securities pursuant to the Act and applicable State Laws, or (ii) registration of such Securities (it being expressly understood that the

Company shall not have any obligation to register such Securities except as explicitly provided by written agreement).

4. Representations and Warranties Concerning CRIO.

CRIO represents and warrants to WILS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. All of the representations of this Section 4 are qualified by the attached Disclosure Schedule and attachments thereto set forth as Exhibit "D" attached hereto and made a part hereof.
4.01 Organization, Qualification and Corporate Power. CRIO is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. CRIO is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. CRIO has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.
4.02 Authority. CRIO has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by CRIO hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by CRIO and all agreements, instruments, and documents to be executed and delivered by CRIO hereunder, the performance by CRIO of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of CRIO, and no other corporate proceedings of CRIO are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by CRIO hereunder, have been duly authorized to do so by all necessary actions on the part of CRIO. This Agreement constitutes, and each other agreement and instrument to be executed by CRIO hereunder, when executed and delivered by CRIO, will constitute, the valid and binding obligation of CRIO enforceable against it in accordance with its terms.
4.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which CRIO is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which CRIO is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. CRIO is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for CRIO and WILS to consummate the transactions contemplated by this Agreement.
4.04 Title. The CRIO Shares are being transferred pursuant to this Agreement to WILS with title warranty, either express or implied, except for acts arising by, through or under the CRIO Shareholders and except as otherwise provided in this Agreement. CRIO has not received or been notified of any adverse claims against the CRIO Shares, except as disclosed to WILS, and upon the Closing Date, the CRIO Shares will be transferred free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Any mortgages, security interests, pledges, encumbrances or restrictions on transfer relating to the CRIO Shares held by any Lender will be released at Closing.
4.05 Permits. CRIO has obtained all Permits required to own and operate its business; all such Permits are in full force and effect; and no violations exist there under. No proceeding is pending and CRIO has not received any notice of and has no knowledge of any threatened proceeding relating to the revocation, termination or modification of any Permit affecting the operation and conduct of its business.
4.06 Governmental Approvals. CRIO has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by CRIO or the consummation by CRIO of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the operation or conduct of the business of CRIO, WILS or the ability of WILS to own the CRIO Shares or operate the business of CRIO. CRIO has not received any demands from the Environmental Protection Agency, or any similar body having jurisdiction over similar operations within the State of Utah, to abandon, repair, or otherwise alter the present operations of CRIO.

4.07 Tax Matters. There is no dispute or claim concerning any federal, state or local tax liability either (a) claimed or raised by any authority in writing or (b) as to which CRIO, or any of the directors and officers (and employees responsible for tax matters) of CRIO or any affiliate of CRIO have knowledge. CRIO has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis. There are no audits or examinations pending or presently being conducted by any taxing jurisdiction or regulatory authority.
4.08 Litigation and Payables. Except for the pending litigation or potential claims set forth in Exhibit  D, there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or, to the best knowledge of CRIO, threatened against CRIO. CRIO has not received any notifications or charges from any federal, state, or local governmental authority involving occupational safety and health or water quality or other environmental matters. CRIO has not received any notice that it has been charged with any violation of, or threatened with a charge of a violation of, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (collectively, "Legal Requirements"), which violation might reasonably be expected to have a material adverse affect on the operations or the business of CRIO, and to the knowledge of CRIO, no third party has been charged with any such violation that might reasonably be expected to have a material adverse affect on the operations or business of CRIO. Except as disclosed on Schedule "E" attached hereto, that there are no accounts payable, notes payable, bonds, or any other liability of any nature, whether liquidated or unliquidated, contingent or non-contingent, known or unknown relating to CRIO'S business operations prior to Closing.

4.09 Environment, Health and Safety. There are no claims and CRIO is not aware of the potential for any claims arising out of environmental issues related to the operation or business of CRIO.

4.10 Legal Compliance. CRIO has not violated any Legal Requirements and CRIO is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws that would have a material effect on the operations or business of CRIO.
4.11 Foreign Person. CRIO is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 1445 and 7701 (i.e., CRIO is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated there under). CRIO does not own any foreign bank accounts or offshore accounts of any kind.
4.12 Lease Obligations. With respect to any leases of real property held by CRIO all royalties, rentals and other payments due in respect thereof have been timely paid and all other conditions necessary to keep such leases in full force and effect during their term have been fully performed.

4.13 Marketing of Production; Suspended Funds.

(a.) CRIO has not received any advance, "take-or-pay," or other similar payments under production sales contracts that will entitle the purchasers to "make-up" or otherwise receive deliveries of products at any time after the Closing Date without paying at such time the full market price there for, nor has CRIO received any payments with respect to, or in lieu of or in satisfaction for any take-or-pay obligations of purchasers of CRIO's products deliverable under any contracts covering any of the operations or business.

(b.) CRIO has not received prior to the Closing Date payments for products which are currently subject to refund.

(c) CRIO does not have any contracts that are subject to any (i) dedication under product sales contracts with terms in excess of 31 days, (ii) agreements not terminable without cause on 30 days advance written notice or (iii) calls on, or preferential rights to purchase products there from.
(d) CRIO is not, and is not required to be, holding any funds in suspense that are attributable to its operations or business.
4.14 Preferential Rights and Restrictions on Assignment. None of the leases or contracts used in the operations or business of CRIO are subject to any preferential rights to purchase or restrictions on assignment, including, but not limited to, requirements for consents from third parties to any assignment.
4.15 Equipment. None of the equipment included in or used in the operations and business of CRIO is subject to any royalties, share of production or other such payments. CRIO does not lease any equipment under any lease agreements that cannot be terminated with 30 days notice.

4.16 CRIO Intellectual Property. Schedule F of the CRIO Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of CRIO, together with a complete list of all licenses granted by or to CRIO with respect to any of the above. Except as otherwise set forth in Schedule F all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by CRIO, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. CRIO is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. CRIO has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.17 Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.
4.18 Representation. CRIO has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors and has had the opportunity to ask questions and receive answers from WILS.

5. Survival.

5.01 Survival. All of the representations, warranties, covenants and agreements of CRIO and the CRIO Shareholders contained in this Agreement and the representations of WILS contained in this Agreement shall survive for a period of one year after the Closing except to the extent provided otherwise herein.

6. Conduct and Transactions prior to and after Closing.

6.01 Covenants of CRIO. Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

(a) CRIO agrees to give WILS its agents and representatives, full access to the operations and business of CRIO and all of CRIO's premises and books and records relating to its operation, and to furnish WILS with such financial, title and operating data and other information with respect to the operations and business of CRIO and its ownership as WILS shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of CRIO hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of CRIO. CRIO agrees to furnish to WILS any studies, reviews, title reviews or other material useful to WILS in its review of the operations and business of CRIO that are in its possession, subject to adequate protection for any confidentiality provisions of any agreements affecting such documents. In the event of termination of this Agreement, WILS will return to CRIO all documents, work papers, and other material obtained from CRIO in connection with the transactions contemplated hereby, and in the event of termination of this Agreement, WILS will, for a period of one (1) year from the date of execution of this Agreement, keep confidential, as provided below, any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources or is available to WILS from a source other than CRIO or is independently acquired or developed by WILS or is required by law or applicable stock exchange regulation to be disclosed. If the obligation to keep information confidential pursuant to the preceding sentence arises, WILS shall use at least the same degree of care to safeguard and to prevent disclosure or dissemination of the confidential information as WILS employs to avoid unauthorized disclosure or dissemination of its own information (or information of its customers) of a similar nature, but in no case less than reasonable care.
(b) CRIO will conduct its business only in the ordinary course. CRIO will not conduct any expansions of or modifications to its existing process facilities requiring the expenditure of an amount greater than $2,500 without providing notice of and appropriate documentation to WILS in writing prior to the commencement of such operation.
(c) CRIO will: (i) promptly notify WILS of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any agreements, leases or permits that would have a material impact or affect on its business or operations; (ii) promptly notify WILS of any action, suit, proceeding, claim or investigation which is threatened or commenced against CRIO which relates to or affects in any respect the ownership or operation of the business of CRIO after the Closing of this Agreement or the transactions contemplated thereby; (iii) promptly notify WILS of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of CRIO contained herein to become untrue; and (iv) cooperate with WILS to effect an orderly transition of the ownership and operation of the business of CRIO and use its best efforts to protect the relationships with CRIO's existing customers and suppliers relating to its ongoing business.
(d) CRIO will not, directly or indirectly, seek, solicit or entertain competitive offers to purchase the assets of CRIO, the Securities, or otherwise discuss the sale of the Securities with any party other than WILS, its lenders or its customers and suppliers on a need-to-know basis.
(e) At the time of the RTO, to take place within 90 days of the closing date of this agreement, CRIO shall have secured a final audit of its financial statements for the two years preceding the date of the RTO through December 31, 2013.  The audit shall be conducted (i) in accordance with GAAP and the rules of the Public Company Accounting Oversight Board and (ii) by an audit firm mutually acceptable to CRIO and WILS.
6.02 Bulk Sales Law. WILS waives compliance by the CRIO Shareholders with the bulk sales law, if applicable, in the states having jurisdiction in connection with the sale of CRIO Shares contemplated by this Agreement. Each CRIO Shareholder hereby agrees to indemnify and hold WILS harmless from and against all losses, damages and expenses incurred by WILS as a result of that CRIO Shareholder's noncompliance. This indemnification provision shall survive for a period of five (5) years following the Closing Date.

6.03 Consents. Prior to Closing, CRIO, the CRIO Shareholders and WILS shall each use their or its respective commercially reasonable efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit WILS, CRIO or the CRIO Shareholders, as the case may be, to consummate the transactions contemplated by this Agreement.

6.04 WILSs will obtain from its shareholders the right to proceed to a reverse split at any time following closing of the Stock Purchase Agreement.

6.05  Post Closing Management.  Immediately after Closing, WILS shall conduct a Special Meeting of Shareholders at which a new Board of Directors shall be elected. The Board will be composed by five members of which four will be named by former Crio management and one by former Wiless management. Two of the members will be considered outside directors.

7. Conditions to Closing.

7.01 Conditions to Obligations of WILS. The obligation of WILS to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:
(a) CRIO shall have furnished WILS a certificate of an officer, dated the Closing Date, certifying on behalf of CRIO that the conditions set forth in Section 6.01(b) and (c) have been fulfilled.
(b) Except to the extent waived hereunder, (i) the representations and warranties of CRIO and the CRIO Shareholders contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) CRIO and the CRIO Shareholders shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by it prior to the Closing Date.
(c) CRIO and the CRIO Shareholders shall have obtained and delivered to WILS all consents and releases required to consummate the transactions contemplated by this Agreement, including releases executed by any Lender of all mortgages, deeds of trust, financing statements or other documents or instruments creating or perfecting liens or security interests in favor of such Lender and of all restrictive or negative covenants in favor of such Lender relating to the CRIO Shares. CRIO shall provide to WILS the consent by each to the consummation of the transactions and change of control of CRIO contemplated herein without modification in any material manner to any existing loan agreements or other credit facilities of CRIO.
(d) There shall not have occurred (i) any material adverse change in the business, properties, results of operations or financial condition of CRIO, or (ii) any loss of or damage to any of the facilities or equipment (whether or not covered by insurance) of CRIO which will materially affect or impair the ability of CRIO to conduct its operations or business in a manner similar to past practices.
(e) All statutory requirements for the valid consummation by CRIO and the CRIO Shareholders of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by CRIO or the CRIO Shareholders of the transactions contemplated by this Agreement and to permit the business now or previously carried on by CRIO to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of CRIO, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.
(f) WILS shall be satisfied, in its sole discretion, with the results of its due diligence investigation of the operations and business of CRIO, including but not limited to (i) the operational and environmental conditions and (ii) title.
7.02 Conditions to Obligations of CRIO. The obligation of CRIO to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) WILS shall have furnished CRIO a certificate of an officer, dated the Closing Date, certifying on behalf of WILS that the conditions set forth in Section 7.02(b) and (c) have been fulfilled.
(b) Except to the extent waived hereunder, (i) the representations and warranties of WILS contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) WILS shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.
(c) All statutory requirements for the valid consummation by WILS or its permitted assignees of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by WILS or its permitted assignees of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to WILS or any of its subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of WILS, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

8. Actions at Closing.

8.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.
8.02 Deliveries by WILS. At Closing, WILS will deliver or cause to be delivered:
(a) To CRIO, a Certificate of Incumbency containing signatures of officers of WILS;
(b) To CRIO, the Officers Certificate referred to in Section 7.02(a);
(c) To the CRIO Shareholders, stock certificates representing in aggregate, one hundred twelve million five hundred thousand (112,500,000) shares of the restricted common stock of WILS. The CRIO Shareholders shall provide WILS not less than five business days before the Closing Date with an allocation of shares between the CRIO Shareholders and addresses for each such shareholder to receive a stock certificate.
8.03 Deliveries by CRIO and the CRIO Shareholders. At Closing CRIO and the CRIO Shareholders will deliver to WILS, as applicable:
(a) Assignments, Bills of Sale and Conveyance documents in the form of Exhibit "C" and such other bills of sale, deeds, assignments, certificates of title, and other instruments of transfer, assignment and conveyance as WILS shall reasonably request to vest in WILS good and marketable title to the CRIO Shares and any equipment thereon;
(b) A Certificate of Incumbency containing signatures of officers of CRIO;
(c) The Officers Certificate referred to in Section 7.01(a);

(d) A certification of non-foreign status in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2).

(e) Releases or consents, as required, executed by all Lenders of CRIO as required under the various loan agreements and credit facilities, to the transactions contemplated herein and in particular to the change of control of ownership of CRIO; and
(f) Releases or consents to the assignment of the CRIO Shares from any and all Lenders and releases of all mortgages, deeds of trust, financing statements or other documents or instruments creating or perfecting liens or security interests in favor of any Lender and of all restrictive or negative covenants in favor of any Lender relating to the CRIO Shares.

(g) To WILS, stock certificates representing One Hundred Percent (100%) of the outstanding common stock of CRIO. The common stock certificates representing CRIO ownership interests owned by Crio Shareholders, duly endorsed for transfer or accompanied by a properly executed stock power.

9. Termination.

9.01 Termination of the Agreement. The Parties may terminate this Agreement as provided below:
(a) WILS and the CRIO Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;
(b) WILS may terminate this Agreement by giving written notice to the CRIO Shareholders on or before the Closing Date if WILS is not satisfied, in its sole discretion, with the results of its continuing business, legal and accounting due diligence regarding CRIO;
(c) WILS may terminate this Agreement by giving written notice to the CRIO Shareholders at any time prior to the Closing (i) in the event CRIO or the CRIO Shareholders have breached any representation, warranty or covenant contained in this Agreement in any material respect.
(d) The CRIO Shareholders may terminate this Agreement by giving written notice to WILS at any time prior to the Closing (i) in the event WILS has breached any representation, warranty or covenant contained in this Agreement in any material respect.

9.02 Effect of Termination. If this Agreement is terminated pursuant to Section 9.01 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party (other than that provided for in Section 11.09) to any other Party.

10. Indemnification.

10.01 WILS Indemnity. If the Closing takes place, then effective from and after the Closing, WILS agrees to indemnify, defend and hold harmless the CRIO Shareholders and CRIO and its directors, officers, employees, agents and representatives (the "CRIO Group") from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees, but excluding any amounts reimbursed from third party insurance) (collectively, "Losses") that are attributable to a breach by WILS of its representations, warranties, covenants and agreements hereunder.
10.02 CRIO Indemnity. If the Closing takes place, then effective from and after the Closing:

(a)            CRIO agrees to indemnify, defend and hold harmless WILS and its subsidiaries and the directors, officers, employees, agents and representatives of each of them (the "WILS Group") from and against any and all Losses that are attributable to a breach by CRIO of its representations, warranties, covenants and agreements hereunder;
(b)            each CRIO Shareholder agrees to indemnify, defend and hold harmless WILS and its subsidiaries and the directors, officers, employees, agents and representatives of each of them (the "WILS Group") from and against any and all Losses that are attributable to a breach by that CRIO Shareholder of that CRIO Shareholder's representations, warranties, covenants and agreements hereunder.10.03 Notice of Claim for Indemnification. Each Party hereunder agrees that upon its discovery of facts giving rise to a claim for indemnity or breach of representation or warranty under the provisions of this Agreement, including, but not limited to, receipt by it of notice of any demand, assertion, action or proceeding, judicial or otherwise, by any third person with respect to any matter to which it believes itself to be entitled to indemnity under the provisions of this Agreement, it shall give prompt notice thereof in writing to the indemnifying Party, together with a statement of such information regarding any of the foregoing as it shall then have. Such notice shall include a formal demand for indemnification under this Agreement. The Party claiming indemnification must provide any such notice within one (1) year of Closing with respect to all claims under Section 10.01 or Section 10.02, otherwise all indemnifications with respect to all claims under Section 9.01(a) or Section 9.02(a) shall terminate and expire. The indemnified Party shall afford the indemnifying Party a reasonable opportunity to pay, settle or contest the claim at the indemnifying Party's expense.

10.04 Waiver of Certain Damages. Each of the Parties expressly waives and releases, on its own behalf and on behalf of its affiliates to waive and release, incidental, indirect, special, consequential (including, without limitation, lost profits or other consequential or business interruption damages or any other damages not measured by actual damages), multiple, statutory, punitive or exemplary damages with respect to any dispute arising under, related to, or in connection with this Agreement, breach hereof or the transaction contemplated hereby. This limitation on damages shall survive the Closing and the termination or extinction of this Agreement without time limit.

10.05 Exclusive Remedy. If Closing occurs, the indemnity obligations set forth in this Agreement shall be the exclusive remedies for the Parties for the breach of any representation, warranty or covenant set forth in this Agreement or any claim arising out of, resulting from or related to the transaction contemplated hereby, and each Party hereby releases, waives and discharges, and covenants not to sue (and shall cause its affiliates to release, waive, discharge and covenant not to sue) with respect to, any cause of action not expressly provided for in this Agreement, including claims under state or federal securities laws and claims available at common law, in equity or by statute.

10.06 Extent of Indemnification. The indemnification provisions provided for in this Agreement shall be applicable whether or not the losses, costs, expenses and damages in question arose solely or in part from the active, passive or concurrent negligence of any indemnified Party; but the provisions shall exclude willful misconduct and gross negligence of any such indemnified Party.
10.07 Survival of Indemnification Obligations. The indemnification obligations provided for in this Section 10 of this Agreement shall survive for a period of one (1) year following the Closing Date.

11. Miscellaneous.

11.01 Governing Law and Jurisdiction and Venue of Disputes. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Nevada.
Exclusive jurisdiction and venue of any action brought under this Agreement will be in the federal or state courts of the State of Nevada..
11.02 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

11.03 No Assignment. This Agreement may not be assigned by any Party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate.

11.04 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.
11.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
11.07 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by WILS and CRIO and the CRIO Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
11.08 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
11.09 Brokers & Expenses. Except as otherwise expressly provided herein, each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each Party hereto shall be responsible for broker or similar fees arising with respect to brokers retained or engaged by such Party and shall indemnify the other Party against such fees in connection with the transactions contemplated herein. This indemnification obligation shall survive for a period of five (5) years following the Closing Date.
11.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WILS:	WILESS CONTROLS INC., a Nevada Corporation

	By.	MICHEL ST-PIERRE
Michel St-Pierre, President

CRIO	Crio Inc., A Utah Corporation

	By.	NICK HANSON
Nick Hanson, CEO

Exhibit "A"

CRIO Shareholders
Attached to and made a part of that certain Stock Purchase Agreement
dated ______________    __ , 2014 by and between
WILS CONTROLS, INC. ("WILS"), and CRIO, INC. ("CRIO")
and the CRIO Shareholders ("CRIO Shareholders")

Name	Number of Shares	Percent of Ownership

Exhibit "B"

Assignment, Conveyance and Bill of Sale
Attached to and made a part of that certain Stock Purchase Agreement dated _______________ ____, 2014 by and between
WILS Controls, Inc., ("WILS"), and CRIO, INC. ("CRIO")
and the CRIO Shareholders ("CRIO Shareholders")

Exhibit "C"

Disclosure Schedule of CRIO, INC. and CRIO Shareholders
Attached to and made a part of that certain Stock Purchase Agreement dated ______________ ____, 2014 by and between
WILS Controls, Inc., ("WILS"), and CRIO, INC. ("CRIO")

and the CRIO Shareholders ("CRIO Shareholders")

Exhibit "D"

Disclosure Schedule of CRIO, INC. and CRIO Shareholders
Attached to and made a part of that certain Stock Purchase Agreement dated ______________ ____, 2014 by and between
WILS Controls, Inc., ("WILS"), and CRIO, INC. ("CRIO")

and the CRIO Shareholders ("CRIO Shareholders")

Exhibit "E"

Disclosure Schedule of CRIO, INC. and CRIO Shareholders
Attached to and made a part of that certain Stock Purchase Agreement dated ______________ ____, 2014 by and between
WILS Controls, Inc., ("WILS"), and CRIO, INC. ("CRIO")

and the CRIO Shareholders ("CRIO Shareholders")